UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2009

UNITED MINES, INC.
(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	000-53727 (Commission File Number)	83-0452269 (I.R.S. Employer Identification No.)

11924 N. Centaurus Place Oro Valley, AZ 85737 (Address of principal executive offices) (zip code)

(520) 742-3111 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

On August 31, 2009, our Board of Directors agreed to issue: i) 41,200 shares of our common stock to 2 non-affiliate investors in exchange for $103,000; ii) 3,000 shares of common stock as consideration for services to 3 different non-affiliate consultants; and iii) 5,500 shares of our common stock in repayment of a loan to a non-affiliate.  These shares were valued at an average price of $2.50 per share.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated investors, familiar with our operations.

Effective on September 25, 2009, we entered into a Securities Purchase Agreement with a single non-affiliate investor to purchase (i) 60,000 shares of our commons stock, and (ii) warrants to buy another 100,000 shares of our common stock at $2.50 per share, in exchange for aggregate consideration of $150,000.  The purchase will take place in three different closings on the 10th of each of October, November, and December 2009.  The warrants will vest on the first closing.  The first payment was made in early October.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009	United Mines, Inc., an Arizona corporation

/s/ Glenn E. Martin
By: Glenn E. Martin
Its: President and Chairman of theBoard